Exhibit 99.1
VAIL RESORTS, INC.
NEWS RELEASE
FOR IMMEDIATE RELEASE

Vail Resorts Contacts:
Media:  Kelly Ladyga, (303) 404-1862, kladyga@vailresorts.com
Investor Relations:  Jeff Jones, CFO, (303) 404-1802, jwjones@vailresorts.com

VAIL RESORTS ANNOUNCES FISCAL FOURTH QUARTER AND FISCAL 2006 YEAR-END RESULTS

•	Record fiscal year net income of $45.8 million, 97.8% higher than last fiscal year
•	Record fiscal year Resort Reported EBITDA (excluding stock-based compensation) of $199.3 million, 18.8% higher than last fiscal year’s record performance
•	Record fiscal year Resort Revenue of $776.2 million, 5.3% higher than last fiscal year

BROOMFIELD, Colo. - October 5, 2006 - Vail Resorts, Inc. (NYSE: MTN) today announced financial results for the fiscal year ended July 31, 2006, including financial results for the fiscal fourth quarter.
The Company uses the term “Reported EBITDA” and “Reported EBITDA excluding stock-based compensation” when reporting financial results in accordance with SEC rules regarding the use of non-GAAP financial measures. The Company defines Reported EBITDA as segment net revenues less segment operating expenses plus or minus segment equity investment income or loss.
Effective August 1, 2005, the Company adopted the fair value recognition provisions of SFAS 123R, Share-Based Payment, using the modified prospective method. As a result, the Company recorded total pre-tax stock-based compensation expense of $1.8 million in the three months ended July 31, 2006, as compared to $0.1 million under the provisions of APB 25, Accounting for Stock Issued to Employees, for the three months ended July 31, 2005. The Company recorded total pre-tax stock-based compensation expense of $6.5 million in the twelve months ended July 31, 2006, as compared to $0.4 million for the twelve months ended July 31, 2005.

FISCAL YEAR ENDED JULY 31, 2006
Mountain revenue for the fiscal year ended July 31, 2006 was $620.4 million, a 14.7% increase from $540.9 million for the 2005 fiscal year. Mountain expense increased $51.2 million, or 13.1%, to $443.1 million. Excluding stock-based compensation expense, Mountain expense increased $47.8 million, or 12.2%, to $439.4 million.
Lodging revenue for the 2006 fiscal year decreased $40.5 million, or 20.6%, to $155.8 million compared to the 2005 fiscal year. Lodging expense decreased $34.8 million, or 19.6%, to $142.7 million. Excluding stock-based compensation expense, Lodging expense decreased $36.0 million, or 20.3%, to $141.4 million. In fiscal 2005, the Company sold the assets constituting the Vail Marriott Mountain Resort & Spa (“Vail Marriott”) and The Lodge at Rancho Mirage (“Rancho Mirage”). Additionally, in January 2006, the Company sold the assets constituting the Snake River Lodge & Spa (“SRL&S”). For the fiscal year ended July 31, 2005, the Lodging segment includes revenue of $51.6 million and operating expense of $44.8 million relating to these entities. For the fiscal year ended July 31, 2006, Lodging revenue includes revenue of $5.2 million and operating expense of $4.8 million related to SRL&S prior to its sale in January 2006. In addition, the Company retained management contracts for all three properties. Consequently, Lodging revenue includes incremental management fee revenue of $1.6 million and $60,000 for these properties for the fiscal years ended July 31, 2006 and 2005, respectively. Excluding the impact of sales of hotels and stock compensation expense, for the fiscal year ended July 31, 2006, Lodging revenue (including the incremental management fees) increased $5.9 million, or 4.1%, compared to the prior year period while expense increased $4.0 million, or 3.0%, compared to the prior year period.
Resort revenue, the combination of Mountain and Lodging revenue, for the fiscal year rose $39.0 million, or 5.3%, to $776.2 million, and Resort expense increased 2.9% to $585.8 million, up $16.5 million. Excluding stock-based compensation expense, Resort expense increased $11.8 million, or 2.1%, to $580.8 million.
Real Estate revenue for the 2006 fiscal year decreased $10.2 million, or 14.0%, to $62.6 million, and Real Estate expense decreased $1.6 million, or 2.7%, to $56.7 million. Excluding stock-based compensation expense, Real Estate expense decreased $3.0 million, or 5.1%, to $55.2 million for fiscal year 2006.
Income from operations for the 2006 fiscal year improved $17.0 million, or 19.3%, to $105.3 million compared to $88.3 million for the 2005 fiscal year.
Reported EBITDA for the Mountain segment improved $29.9 million, or 19.8%, to $181.2 million compared to $151.3 million for the 2005 fiscal year. Reported EBITDA excluding stock-based compensation for the Mountain segment increased $33.4 million, or 22.0%, to $184.9 million compared to $151.5 million for fiscal 2005.
Reported EBITDA for the Lodging segment decreased from $16.2 million in fiscal 2005 to $13.1 million in the current year, a decline of 19.1%. Reported EBITDA excluding stock-based compensation for the Lodging segment decreased $1.8 million, or 11.3%, to $14.4 million compared to $16.3 million for the same period last year. For the fiscal year ended July 31, 2005, Lodging Reported EBITDA includes revenue of $51.6 million and operating expense of $44.8 million related to the Vail Marriott, Rancho Mirage and SRL&S, as well as equity investment loss of $2.7 million in fiscal 2005 related to the Company’s 49% interest in the joint venture that owned The Ritz-Carlton, Bachelor Gulch, prior to its sale in December 2005. For the fiscal year ended July 31, 2006, Lodging Reported EBITDA includes revenue of $5.2 million and operating expense of $4.8 million related to the SRL&S prior to its sale in January 2006. Lodging Reported EBITDA also includes incremental management fee revenue of $1.6 million related to management contracts for the Vail Marriott, Rancho Mirage and SRL&S for the fiscal year ended July 31, 2006.
Resort Reported EBITDA rose $26.8 million to $194.3 million, a 16.0% improvement over last year. Resort Reported EBITDA excluding stock-based compensation was $199.3 million, a $31.5 million, or 18.8%, improvement over the $167.8 million reported in the last fiscal year.
Real Estate Reported EBITDA for the 2006 fiscal year decreased $7.7 million to $6.7 million as compared to $14.4 million in the last fiscal year. Real Estate Reported EBITDA excluding stock-based compensation for the 2006 fiscal year decreased $6.3 million to $8.2 million as compared to $14.5 million for the 2005 fiscal year.
The Company reported net income for fiscal 2006 of $45.8 million, or $1.19 per diluted share, compared to net income of $23.1 million, or $0.64 per diluted share, for the 2005 fiscal year. Excluding stock-based compensation required to be recorded pursuant to the adoption of SFAS 123R in fiscal 2006, the Company’s net income for fiscal 2006 would have been $49.8 million, or $1.29 per diluted share compared to $23.4 million excluding stock-based compensation recorded pursuant to APB 25, or $0.64 per diluted share, for the last fiscal year.

FOURTH QUARTER PERFORMANCE
Mountain revenue for the fourth quarter of fiscal 2006 was $39.2 million, a 10.7% increase from $35.4 million for the comparable period last year. Mountain expense increased $8.1 million, or 12.8%, to $70.7 million. Excluding stock-based compensation expense, Mountain expense increased $7.1 million, or 11.3%, to $69.7 million.
Lodging revenue for the quarter decreased by $8.7 million, or 17.0%, to $42.5 million. Lodging expense decreased $8.5 million, or 17.0%, to $41.6 million. Excluding stock-based compensation expense, Lodging expense decreased $8.9 million, or 17.7%, to $41.3 million. For the fourth quarter of fiscal 2005, the Lodging segment included revenue of $9.1 million and operating expense of $9.9 million related to the Vail Marriott, Rancho Mirage and SRL&S. Lodging revenue also includes incremental management fee revenue of $0.3 million related to retained management contracts for these properties for the fourth quarter of fiscal 2006. Excluding the impact of the sales of hotels and stock compensation expense, Lodging revenue (including the incremental management fees) increased $0.4 million, or 0.9%, in the fourth quarter as compared to the prior year’s fourth quarter while expenses increased $1.0 million, or 2.4% in the fourth quarter as compared to the prior year’s fourth quarter.
Resort revenue decreased $4.9 million, or 5.7%, to $81.6 million. Resort expense decreased 0.4% to $112.4 million, down $0.5 million. Excluding stock-based compensation expense, Resort expense decreased $1.8 million, or 1.6%, to $111.0 million.
Real Estate revenue for the quarter increased 26.7% to $42.4 million, and Real Estate expense increased 29.8% to $32.9 million. Excluding stock-based compensation expense, Real Estate expense increased $7.1 million, or 28.1%, to $32.4 million for the quarter.
Loss from operations for the quarter increased $5.3 million, or 13.4%, to a loss of $45.0 million compared to a loss of $39.7 million for the same period last year.
Reported EBITDA for the Mountain segment decreased $3.8 million, or 13.9%, to a loss of $30.8 million compared to a loss of $27.0 million for the comparable period last year. Reported EBITDA excluding stock-based compensation for the Mountain segment decreased $2.8 million, or 10.3%, to a loss of $29.7 million compared to a loss of $27.0 million for the prior year’s fourth quarter.
Reported EBITDA for the Lodging segment decreased $0.2 million, or 17.0%, from $1.0 million in the fourth quarter of the last fiscal year to $0.8 million in the current fiscal year fourth quarter. Reported EBITDA excluding stock-based compensation for the Lodging segment increased $0.2 million, or 15.6%, to $1.2 million compared to $1.0 million for the same period last year. As mentioned previously, the results for the fourth quarter of fiscal 2006 do not reflect the operations of the sold assets constituting the Vail Marriott, Rancho Mirage and SRL&S. For the fourth quarter of fiscal 2005, Lodging Reported EBITDA included revenue of $9.1 million and operating expense of $9.9 million relating to the Vail Marriott, Rancho Mirage and SRL&S. Lodging Reported EBITDA also includes incremental management fee revenue of $0.3 million related to retained management contracts for the Vail Marriott, Rancho Mirage and SRL&S for the fourth quarter of fiscal 2006.
Fourth quarter Resort Reported EBITDA decreased $3.9 million to a loss of $29.9 million, a 15.2% decline over the comparable period last year. Resort Reported EBITDA excluding stock-based compensation decreased $2.6 million, or 10.1%, to a loss of $28.5 million, as compared to a loss of $25.9 million reported in the fourth fiscal quarter of last year.
Real Estate Reported EBITDA for the quarter increased $2.1 million, or 25.7%, to $10.2 million compared to $8.1 million in the comparable period last year. Fourth quarter Real Estate Reported EBITDA excluding stock-based compensation increased $2.5 million, or 30.8%, to $10.7 million from $8.2 million in the comparable period last year.
The Company reported a fourth quarter net loss of $31.3 million, or a loss of $0.80 per diluted share, compared to a net loss of $36.4 million, or a loss of $1.00 per diluted share, for the same period last year, an improvement of 14.2%. Excluding stock-based compensation expense required to be recorded pursuant to the adoption of SFAS 123R in fiscal 2006, the Company’s net income for the fourth quarter of fiscal 2006 would have been a loss of $30.1 million, or a loss of $0.78 per diluted share compared to a loss of $36.4 million excluding stock-based compensation recorded pursuant to APB 25, or a loss of $1.00 per diluted share, for the same period last year, an improvement of 17.2%.
Robert Katz, Chief Executive Officer, commented “I am extremely pleased with our results for fiscal 2006. In the fourth quarter our Mountain, Lodging and Real Estate segments performed at the upper end of our expectations. For the fiscal year, we had record Resort Reported EBITDA results, which were realized primarily due to an approximate 15% increase in Mountain revenues, a significant portion of which flowed through to our bottom line. These revenue increases were caused by a combination of a 5.9% increase in skier visitation and a 6.4% increase in our effective ticket price, which included a 12.3% increase in season pass revenues. Additionally, our ancillary businesses including ski school, dining and retail/rental, also had significant revenue increases. While our Lodging revenues and Reported EBITDA were down due to the strategic sale of several hotels, we were pleased with the results from our owned hotels on a same store basis, which experienced a 6.1% increase in occupancy, a 3.9% increase in our average daily rate and a 10.4% increase in revenue per available room. As a result of all of these very positive trends, our net income nearly doubled, improving by 97.8% over our record results in the prior fiscal year, buoyed by an increase of 16% in Resort Reported EBITDA, or 18.8% excluding stock compensation expense. Clearly a portion of our strong performance was due to good early season snowfall in Colorado. However, our performance in fiscal 2006 is the third consecutive record performance in Resort EBITDA for our Company. We believe these results are primarily due to the many improvements we have made to our resorts and the continuous focus by our employees on enhancing the guest experience. Also, in the fourth quarter, we commenced repurchasing shares under the previously announced share repurchase program, resulting in the repurchase of 315,100 shares at an average price of $34.37 for a total amount of $10.8 million.”
“While we certainly have enjoyed our results of the past year, we have been busy in our efforts to continue our success in fiscal 2007. We are well along on our sales of season passes, which last year comprised 23% of our total lift revenues. To date, season pass sales have increased 22% in units and 35% in sales dollars over the same period last year. Additionally, we have launched our marketing efforts for the 2006/2007 ski season and have been seeing a significantly higher level of activity to this point, with bookings through our central reservations systems for our five mountain resorts up 24% in room nights and 32% in sales dollars. While this is clearly very strong pre-season performance, we believe that much of this strength represents earlier purchases, rather than incremental purchases.”
Katz added, “We have been making many capital improvements over the summer, including installing the new gondola at Breckenridge that will connect one of the best ski towns in the country to Peaks 7 and 8 of the second most visited ski resort in the United States. We recently received approval from the USDA Forest Service to expand our terrain at Keystone, enabling us to offer an additional 278 skiable acres of advanced and expert terrain this upcoming ski season. We are completing a major renovation at the Village of Breckenridge hotel, and have otherwise been completing many other capital investments at all of our resorts, including improvements to our on mountain dining and snowmaking capabilities. On the real estate front, we continue to make progress on our construction efforts for the Arrabelle at Vail Square, which remains on track for completion in the fall of 2007. We began closing on one of the first major developments of Vail’s New Dawn, Gore Creek Place, with six townhomes closed in fiscal 2006 and the remaining ten townhomes to be closed in fiscal 2007. We also now have contracts on 10 of the 13 Lodge at Vail chalets, at an average sales price of nearly $2,400 per square foot, and construction is in full swing. We are still anticipating a launch for our Peaks of Breckenridge development this ski season, and we anticipate making significant progress on our development plans for West Lionshead, including possibly launching our first project in the upcoming year.”

Katz concluded, ”We would like to take this opportunity to announce full year guidance for fiscal 2007. Given our very strong performance in fiscal 2006, we are anticipating more modest growth in fiscal 2007. Based on our current estimates, we expect full year Resort Reported EBITDA, the combination of our Mountain and Lodging segments, to range from $200 million to $210 million, and Resort Reported EBITDA excluding stock based compensation expense to range from $207 million to $217 million. The Resort guidance includes a range for Mountain Reported EBITDA of $187 million to $197 million, and Mountain Reported EBITDA excluding stock based compensation expense of $192 million to $202 million, while we expect Lodging Reported EBITDA to range from $10 million to $17 million and Lodging Reported EBITDA excluding stock based compensation expense to range from $12 million to $19 million. Fiscal 2007 for our Real Estate segment will be a construction year, with the major projects forecast to close in fiscal 2008 and beyond. As a result, our guidance is for Real Estate Reported EBITDA to range from $1 million to $5 million and Real Estate Reported EBITDA excluding stock based compensation expense to range from $3 million to $7 million. Finally, based on our current estimates, we expect net income to range from $48 million to $57 million and net income excluding stock based compensation expense to range from $53 million to $63 million.”

CONFERENCE CALL
For further discussion of the contents of this press release, please listen to our live webcast today at 11:00 am EST, available on www.vailresorts.com. In order to access the non-GAAP financial information that will be referenced on the call, click on the Regulation G Compliance section under the Investor Relations tab at www.vailresorts.com.

ANNUAL REPORT ON FORM 10-K
The Company today will file its Annual Report on Form 10-K for the fiscal year ended July 31, 2006 with the Securities and Exchange Commission which report will be made available on the Company’s website in the SEC Filings section under the Investor Relations tab at www.vailresorts.com. Additionally, stockholders may receive a hard copy of the Annual Report on Form 10-K, which includes the Company’s audited financial statements, free of charge upon request. Written requests should be sent to the attention of the Corporate Secretary at Vail Resorts Inc., 390 Interlocken Crescent, Suite 1000, Broomfield, Colorado 80021.
Vail Resorts, Inc. is the premier mountain resort operator in North America. The Company’s subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado, Heavenly Resort in California and Nevada and the Grand Teton Lodge Company in Jackson Hole, Wyoming. The Company's subsidiary, RockResorts, a luxury resort hotel company, manages casually elegant properties across the United States. The Vail Resorts corporate website is www.vailresorts.com and the consumer websites are www.snow.com and www.rockresorts.com. Vail Resorts, Inc. is a publicly held company traded on the New York Stock Exchange (NYSE: MTN).

***
Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: economic downturns; terrorist acts upon the United States; threat of or actual war; unfavorable weather conditions; our ability to obtain financing on terms acceptable to us to finance our real estate investments, capital expenditures and growth strategy; our ability to continue to grow our resort and real estate operations; competition in our Mountain and Lodging businesses; termination of existing hotel management contracts; adverse changes in the real estate markets; failure to commence or complete the planned real estate development projects; failure to achieve the anticipated short and long-term financial benefits from the planned real estate development projects; shortages or rising costs in construction materials; implications arising from new Financial Accounting Standards Board (“FASB”)/governmental legislation, rulings or interpretations; our reliance on government permits or approvals for our use of federal land or to make operational improvements; our ability to integrate and successfully operate future acquisitions; and adverse consequences of current or future legal claims. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

Vail Resorts, Inc.
Consolidated Condensed Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	July 31,
	2006	2005
Net revenue:
Mountain	$39,163	$35,371
Lodging	42,486	51,202
Real estate	42,378	33,452
Total net revenue	124,027	120,025
Segment operating expense:
Mountain	70,729	62,679
Lodging	41,644	50,187
Real estate	32,853	25,315
Total segment operating expense	145,226	138,181
Other operating expense:
Depreciation and amortization	(22,802)	(20,580)
Relocation and separation charges	(1,317)	--
Asset impairment charges	(75)	(977)
Mold remediation credit	559	--
Loss on disposal of fixed assets, net	(200)	(9)
Loss from operations	(45,034)	(39,722)
Mountain equity investment income, net	792	300
Real estate equity investment income, net	711	5
Investment income, net	2,605	623
Interest expense, net	(8,690)	(9,565)
Loss on sale of businesses, net	--	(13,043)
Contract dispute charges	(2,467)	--
(Loss) gain on put options, net	(1,133)	417
Minority interest in loss of consolidated subsidiaries, net	1,966	1,742
Loss before benefit for income taxes	(51,250)	(59,243)
Benefit for income taxes	19,987	22,808
Net loss	$(31,263)	$(36,435)

Per share amounts:
Basic net loss per share	$(0.80)	$(1.00)
Diluted net loss per share	$(0.80)	$(1.00)

Other Data:
Mountain Reported EBITDA	$(30,774)	$(27,008)
Mountain Reported EBITDA excluding stock-based compensation	$(29,742)	$(26,958)
Lodging Reported EBITDA	$842	$1,015
Lodging Reported EBITDA excluding stock-based compensation	$1,193	$1,032
Resort Reported EBITDA	$(29,932)	$(25,993)
Resort Reported EBITDA excluding stock-based compensation	$(28,549)	$(25,926)
Real Estate Reported EBITDA	$10,236	$8,142
Real Estate Reported EBITDA excluding stock-based compensation	$10,677	$8,160

Vail Resorts, Inc.
Consolidated Condensed Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Twelve Months Ended
	July 31,
	2006	2005
Net revenue:
Mountain	$620,441	$540,855
Lodging	155,807	196,351
Real estate	62,604	72,781
Total net revenue	838,852	809,987
Segment operating expense:
Mountain	443,116	391,889
Lodging	142,693	177,469
Real estate	56,676	58,254
Total segment operating expense	642,485	627,612
Other operating (expense) income:
Depreciation and amortization	(86,098)	(89,968)
Relocation and separation charges	(5,096)	--
Asset impairment charges	(210)	(2,550)
Mold remediation credit	1,411	--
Loss on disposal of fixed assets, net	(1,035)	(1,528)
Income from operations	105,339	88,329
Mountain equity investment income, net	3,876	2,303
Lodging equity investment loss, net	--	(2,679)
Real estate equity investment income (loss), net	791	(102)
Investment income, net	7,995	2,066
Interest expense, net	(36,478)	(40,298)
Loss on extinguishment of debt	--	(612)
Gain (loss) on sale of businesses, net	4,625	(7,353)
Contract dispute charges	(3,282)	--
(Loss) gain on put options, net	(1,212)	1,158
Other income, net	50	50
Minority interest in income of consolidated subsidiaries, net	(6,694)	(5,239)
Income before provision for income taxes	75,010	37,623
Provision for income taxes	(29,254)	(14,485)
Net income	$45,756	$23,138

Per share amounts:
Basic net income per share	$1.21	$0.65
Diluted net income per share	$1.19	$0.64

Other Data:
Mountain Reported EBITDA	$181,201	$151,269
Mountain Reported EBITDA excluding stock-based compensation	$184,886	$151,523
Lodging Reported EBITDA	$13,114	$16,203
Lodging Reported EBITDA excluding stock-based compensation	$14,448	$16,291
Resort Reported EBITDA	$194,315	$167,472
Resort Reported EBITDA excluding stock-based compensation	$199,334	$167,814
Real Estate Reported EBITDA	$6,719	$14,425
Real Estate Reported EBITDA excluding stock-based compensation	$8,223	$14,520

Vail Resorts, Inc.
Resort Revenue by Business Line and Skier Visits
(In thousands)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	July 31,			July 31,
	2006	2005	% Change	2006	2005	% Change
Business Line

Lift tickets	$--	$145	(100.0)%	$263,036	$233,458	12.7%
Ski school	--	73	(100.0)%	72,628	63,915	13.6%
Dining	3,912	4,335	(9.8)%	56,657	53,688	5.5%
Retail/rental	17,641	14,402	22.5%	149,350	120,149	24.3%
Other	17,610	16,416	7.3%	78,770	69,645	13.1%
Total Mountain Revenue	$39,163	$35,371	10.7%	$620,441	$540,855	14.7%

Total Lodging Revenue	$42,486	$51,202	(17.0)%	155,807	$196,351	(20.6)%

Total Resort Revenue	$81,649	$86,573	(5.7)%	$776,248	$737,206	5.3%

	Three Months Ended			Twelve Months Ended
	July 31,			July 31,
	2006	2005	% Change	2006	2005	% Change

Skier Visits

Vail	--	--	0.0%	1,676	1,568	6.9%
Breckenridge	--	--	0.0%	1,620	1,471	10.1%
Heavenly	--	7	(100.0)%	1,023	1,065	(3.9)%
Keystone	--	--	0.0%	1,094	1,021	7.1%
Beaver Creek	--	--	0.0%	875	815	7.4%
Total Skier Visits	--	7	(100.0)%	6,288	5,940	5.9%

Note:	Certain reclassifications have been made within Mountain revenue for the three and twelve months ended July 31, 2005 to conform to the current period presentation.
	July 31,
(In thousands)	2006	2005
Key Balance Sheet Data:
Real estate held for sale and investment	$259,384	$154,874
Total stockholders' equity	642,777	540,529

Total debt	531,228	521,710
Less: cash and cash equivalents	191,794	136,580
Net debt	$339,434	$385,130

Reconciliation of Non-GAAP Financial Measures

Resort, Mountain, Lodging and Real Estate Reported EBITDA and Resort, Mountain Lodging and Real Estate Reported EBITDA excluding stock-based compensation have been presented herein as measures of the Company's financial operating performance. Reported EBITDA and Reported EBITDA excluding stock-based compensation are not measures of financial performance under accounting principles generally accepted in the United States of America ("GAAP"), and they might not be comparable to similarly titled measures. Reported EBITDA and Reported EBITDA excluding stock-based compensation do not purport to represent cash provided by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes that Reported EBITDA and Reported EBITDA excluding stock-based compensation are indicative measures of the Company's operating performance, and each similar to performance metrics generally used by investors to evaluate companies in the resort and lodging industries. The Company primarily uses Reported EBITDA excluding stock-based compensation targets in determining management bonuses. Additionally, the Company believes that Reported EBITDA excluding stock-based compensation is an important measurement for comparability purposes as prior periods do not reflect the impact of the adoption of SFAS 123R.

Presented below is a reconciliation of Reported EBITDA and Reported EBITDA excluding stock based compensation to net income for the Company calculated in accordance with GAAP for the three and twelve months ended July 31, 2006 and 2005.
	(In thousands)
	Three Months Ended
	July 31,
	(Unaudited)
	2006	2005
Mountain revenue, net	$39,163	$35,371
Mountain operating expense excluding stock-based compensation	(69,697)	(62,629)
Mountain equity investment income, net	792	300
Mountain Reported EBITDA excluding stock-based compensation	(29,742)	(26,958)
Mountain stock-based compensation	(1,032)	(50)
Mountain Reported EBITDA	(30,774)	(27,008)

Lodging revenue, net	42,486	51,202
Lodging operating expense excluding stock-based compensation	(41,293)	(50,170)
Lodging Reported EBITDA excluding stock-based compensation	1,193	1,032
Lodging stock-based compensation	(351)	(17)
Lodging Reported EBITDA	842	1,015

Resort Reported EBITDA*	(29,932)	(25,993)
Resort Reported EBITDA excluding stock-based compensation*	(28,549)	(25,926)

Real Estate revenue, net	42,378	33,452
Real Estate operating expense excluding stock-based compensation	(32,412)	(25,297)
Real Estate equity investment income, net	711	5
Real Estate Reported EBITDA excluding stock-based compensation	10,677	8,160
Real Estate stock-based compensation	(441)	(18)
Real Estate Reported EBITDA	10,236	8,142
Total Reported EBITDA	(19,696)	(17,851)
Depreciation and amortization	(22,802)	(20,580)
Relocation and separation charges	(1,317)	--
Asset impairment charges	(75)	(977)
Mold remediation credit	559	--
Loss on disposal of fixed assets, net	(200)	(9)
Investment income, net	2,605	623
Interest expense, net	(8,690)	(9,565)
Loss on sale of businesses, net	--	(13,043)
Contract dispute charges	(2,467)	--
(Loss) gain on put options, net	(1,133)	417
Minority interest in loss of consolidated subsidiaries, net	1,966	1,742
Loss before benefit for income taxes	(51,250)	(59,243)
Benefit for income taxes	19,987	22,808
Net loss	$(31,263)	$(36,435)
    * Resort represents the sum of Mountain and Lodging

	(In thousands)
	Twelve Months Ended
	July 31,
	(Unaudited)
	2006	2005
Mountain revenue, net	$620,441	$540,855
Mountain operating expense excluding stock-based compensation	(439,431)	(391,635)
Mountain equity investment income, net	3,876	2,303
Mountain Reported EBITDA excluding stock-based compensation	184,886	151,523
Mountain stock-based compensation	(3,685)	(254)
Mountain Reported EBITDA	181,201	151,269

Lodging revenue, net	155,807	196,351
Lodging operating expense excluding stock-based compensation	(141,359)	(177,381)
Lodging equity investment loss, net	--	(2,679)
Lodging Reported EBITDA excluding stock-based compensation	14,448	16,291
Lodging stock-based compensation	(1,334)	(88)
Lodging Reported EBITDA	13,114	16,203

Resort Reported EBITDA*	194,315	167,472
Resort Reported EBITDA excluding stock-based compensation*	199,334	167,814

Real Estate revenue, net	62,604	72,781
Real Estate operating expense excluding stock-based compensation	(55,172)	(58,159)
Real Estate equity investment income (loss), net	791	(102)
Real Estate Reported EBITDA excluding stock-based compensation	8,223	14,520
Real Estate stock-based compensation	(1,504)	(95)
Real Estate Reported EBITDA	6,719	14,425
Total Reported EBITDA	201,034	181,897
Depreciation and amortization	(86,098)	(89,968)
Relocation and separation charges	(5,096)	--
Asset impairment charges	(210)	(2,550)
Mold remediation credit	1,411	--
Loss on disposal of fixed assets, net	(1,035)	(1,528)
Investment income, net	7,995	2,066
Interest expense, net	(36,478)	(40,298)
Loss on extinguishment of debt	--	(612)
Gain (loss) on sale of businesses, net	4,625	(7,353)
Contract dispute charges	(3,282)	--
(Loss) gain on put options, net	(1,212)	1,158
Other income, net	50	50
Minority interest in income of consolidated subsidiaries, net	(6,694)	(5,239)
Income before provision for income taxes	75,010	37,623
Provision for income taxes	(29,254)	(14,485)
Net income	$45,756	$23,138
* Resort represents the sum of Mountain and Lodging

Presented below is a reconciliation of net income excluding stock-based compensation, tax effected, to net income of the Company calculated in accordance with GAAP for the three and twelve months ended July 31, 2006 and 2005. Also presented is a reconciliation of diluted net income per share excluding stock-based compensation, tax effected, to diluted net income per share of the Company calculated in accordance with GAAP for the three and twelve months ended July 31, 2006 and 2005. The Company has presented these non-GAAP measures as it believes that this presentation provides a more comparable measure of the Company's results from ongoing operations for the three and twelve months ended July 31, 2006 compared to July 31, 2005.

	Three Months Ended
	July 31,
	(Unaudited)
(In thousands, except per share amounts)	2006	2005
Net loss excluding stock-based compensation	$(30,124)	$(36,382)
Stock-based compensation expense, before benefit from income taxes	(1,824)	(85)
Adjustment to benefit from income taxes	685	32
Net loss	$(31,263)	$(36,435)

Diluted loss per share excluding stock-based compensation	$(0.78)	$(1.00)
Stock-based compensation expense per diluted share, before benefit from income taxes	(0.04)	(0.00)
Adjustment to benefit from income taxes, per diluted share	0.02	0.00
Diluted net loss per share	$(0.80)	$(1.00)

	Twelve Months Ended
	July 31,
	(Unaudited)
(In thousands, except per share amounts)	2006	2005
Net income excluding stock-based compensation	$49,829	$23,411
Stock-based compensation expense, before benefit from income taxes	(6,523)	(437)
Adjustment to benefit from income taxes	2,450	164
Net income	$45,756	$23,138

Diluted net income per share excluding stock-based compensation	$1.29	$0.64
Stock-based compensation expense per diluted share, before benefit from income taxes	(0.17)	(0.01)
Adjustment to benefit from income taxes, per diluted share	0.07	0.01
Diluted net income per share	$1.19	$0.64

A reconciliation of the low and high ends of the forecasted guidance range given for Reported EBITDA and Reported EBITDA excluding stock-based compensation for the Company's fiscal year ending July 31, 2007 is presented below.

	(In thousands)
	For the Year Ending
	July 31, 2007
	Low End Range(1)	High End Range(1)
Resort Reported EBITDA excluding stock-based compensation(2)	$207,000	$217,000
Resort segment stock-based compensation	(7,000)	(7,000)
Resort Reported EBITDA(2)	200,000	210,000
Real Estate Reported EBITDA excluding stock-based compensation	3,000	7,000
Real Estate segment stock-based compensation	(2,000)	(2,000)
Real Estate Reported EBITDA	1,000	5,000
Total Reported EBITDA	201,000	215,000
Depreciation and amortization	(83,000)	(83,000)
Relocation and separation charges	(1,700)	(1,300)
Loss on disposal of fixed assets, net	(600)	(600)
Investment income	8,000	8,000
Interest expense	(36,700)	(36,700)
Minority interest in income of consolidated subsidiaries, net	(7,900)	(8,300)
Income before provision for income taxes	79,100	93,100
Provision for income taxes	(31,245)	(35,844)
Net income	$47,855	$57,256
(1)	Does not include any estimate for the Cheeca Lodge & Spa contract dispute.
(2)
Resort represents the sum of Mountain and Lodging. The Company provides Reported EBITDA ranges for the Mountain and Lodging segments, as well as for the two combined. Readers are cautioned to recognize that the low end of the expected ranges provided for the Lodging and Mountain segments, while possible, do not sum to the low end of the Resort Reported EBITDA range provided because we do not necessarily expect or assume that we will actually hit the low end of both ranges, as the actual Resort Reported EBITDA will depend on the actual mix of the Lodging and Mountain components. Similarly, the high end of the ranges for the Lodging and Mountain segments do not sum to the high end of the Resort range.

A reconciliation of the low and high ends of the forecasted guidance range given for net income excluding stock-based compensation for the Company's fiscal year ending July 31, 2007 is presented below.
	(In thousands)
	For the Year Ending
	July 31, 2007
	Low End Range	High End Range
Net income excluding stock-based compensation	$53,300	$62,791
Stock-based compensation expense, before benefit from income taxes	(9,000)	(9,000)
Adjustment to provision for income taxes	3,555	3,465
Net income	$47,855	$57,256